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                                                                      Exhibit 11

               STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                      (In Thousands, Except Share Data)



                                                       Three Months Ended                  Six Months Ended
                                                            June 30,                           June 30,
                                                      ---------------------               -------------------
                                                       1996            1995                1996          1995
                                                       ----            ----                ----          ----
PRIMARY
Weighted average common
   shares outstanding                                  9,316           8,966              9,218         8,606
Net effect of dilutive stock options-
   based on the treasury stock
   method using average market price                     485             587                446           604
                                                      ------          ------             ------        ------
                                                       9,801           9,553              9,664         9,210
                                                      ======          ======             ======        ======

Income before extraordinary item                      $3,250          $2,191             $5,486        $2,339
Extraordinary item:
   Loss on early extinguishment of
      debt, net of income taxes                         (202)              -               (202)            -
                                                      ------          ------             ------        ------
Net income                                            $3,048          $2,191             $5,284        $2,339
                                                      ======          ======             ======        ======

Per share amount:
   Income before extraordinary item                   $  .33          $  .23             $  .57        $  .25
   Extraordinary item                                   (.02)              -               (.02)            -
                                                      ------          ------             ------        ------
   Net income                                         $  .31          $  .23             $  .55        $  .25
                                                      ======          ======             ======        ======

FULLY DILUTED
Weighted average common shares
   outstanding                                         9,316           8,966              9,218         8,606
Net effect of dilutive stock options-
   based on the treasury stock method
   using the period-end market price,
   if higher than average market price                   500             596                450           609
                                                      ------          ------             ------        ------
                                                       9,816           9,562              9,668         9,215
                                                      ======          ======             ======        ======

Income before extraordinary item                      $3,250          $2,191             $5,486        $2,339
Extraordinary item:
   Loss on early extinguishment of
      debt, net of income taxes                         (202)              -               (202)            -
                                                      ------          ------             ------        ------
Net income                                            $3,048          $2,191             $5,284        $2,339
                                                      ======          ======             ======        ======

Per share amount:
   Income before extraordinary item                   $  .33          $  .23             $  .57        $  .25
   Extraordinary item                                   (.02)              -               (.02)            -
                                                      ------          ------             ------        ------
   Net income                                         $  .31          $  .23             $  .55        $  .25
                                                      ======          ======             ======        ======